UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 31, 2024, United Fire Group, Inc. (the “Company”) completed the private placement of $70,000,000 aggregate principal of senior unsecured notes due May 31, 2039 (the “Notes”) to certain qualified institutional buyers (the “Offering”) pursuant to a Master Note Purchase Agreement (the “Note Purchase Agreement”), dated as of May 31, 2024, by and among the Company, Ares Management, LLC (“Ares”) as the lead investor (including several affiliate investors of Ares), American Republic Insurance Company and Illinois Casualty Company (collectively, the “Purchasers”). The private placement of the Notes is exempt from registration under the Securities Act of 1933, as amended. Capitalized terms used herein without definitions are used as defined in the Note Purchase Agreement.
The Notes were issued in a single series, with a maturity date of May 31, 2039, and bearing interest at an annual rate of 9%. The interest on the Notes will be payable quarterly in arrears beginning on August 31, 2024.
The proceeds of the Notes will be contributed to the Company’s insurance subsidiaries in order to fund anticipated growth and for general corporate purposes.
The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and each Purchaser thereunder.
The Note Purchase Agreement also contains customary events of default, which may cause acceleration of repayment, including, among others:
•The Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable.
•The Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable.
•The Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or in any Supplement.
•Any false or incorrect representation or warranty made in writing by or on behalf of the Company in the Note Purchase Agreement.
•The Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,500,000 beyond any period of grace provided.
The Company may not redeem the Notes prior to May 31, 2034, unless there is a Change in Control or acceleration of the Notes upon an Event of Default. After that date, the Company may redeem all or any part of the Notes. The foregoing summary description of the terms and conditions of the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. Capitalized terms used above and not otherwise defined herein are as defined in the Note Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.
On June 3, 2024, the Company issued a press release announcing the completion of the Offering, which is furnished as Exhibit 99.1 hereto.The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit 10.1	Master Note Purchase Agreement, dated as of May 31, 2024, by and among the Company and the Purchasers*
Exhibit 99.1	Press release of United Fire Group, Inc. dated June 3, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	June 6, 2024	/s/ Kevin J. Leidwinger
Kevin J. Leidwinger, Chief Executive Officer

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